Exhibit 10.1

HUNTSMAN CORPORATION

2016 STOCK INCENTIVE PLAN

SECTION  1.       Purpose of the Plan.

The Huntsman Corporation Stock Incentive Plan, as amended from time to time (the “Plan”), is intended to promote the interests of Huntsman Corporation, a Delaware corporation (the “Company”), by encouraging Employees, Consultants and Directors to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders.  The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

SECTION  2.       Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean an Option, Restricted Stock Award, Performance Award, Phantom Share, SAR, Bonus Stock Award, Dividend Equivalent, Substitute Award, or Other Stock-Based Award.

“Award Agreement” shall mean any written or electronic agreement, contract, instrument, or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant and shall also include any other written instrument (including any employment, severance, change in control or similar agreement or arrangement) that establishes any terms, conditions, restrictions and/or limitations applicable to Awards in addition to those established by this Plan and by the Committee’s exercise of its administrative powers, including any such instrument entered into prior to or following the Effective Date.

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean Common Stock granted as a bonus pursuant to Section 6(f).

“Change of Control” shall mean: (a) with respect to an Award that is subject to section 409A of the Code, the occurrence of any event which constitutes a change of control under section 409A of the Code, including any regulations promulgated pursuant thereto; and (b) with respect to any other Award, the occurrence of any of the following events:  (i) the acquisition by any “person,” as such term is used in sections 13(d) and 14(d) of the Exchange Act, other than the Company, a Subsidiary of the Company or a Company employee benefit plan, of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or (ii) the consummation of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which Persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 20% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such event; or (iii) the sale or disposition by the Company of all or substantially all the Company’s assets (other than any such sale or disposition involving solely the Company and one or more Persons that are “affiliates” of the Company (within the meaning of Rule 12b-2 under the Exchange Act)); or (iv) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors; or (v) the approval by the Board or the stockholders of the Company of a complete or substantially complete liquidation or dissolution of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” shall mean the Board or any committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be a Qualified Member (except to the extent administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under section 162(m) of the Code).

“Consultant” shall mean any individual who is not an Employee or a Director and who provides consulting, advisory or other similar services to the Company or a Subsidiary.

“Covered Employee” shall mean an Employee who is designated by the Committee, at the time of grant of a Performance Award, as likely to be a “covered employee” within the meaning of section 162(m) of the Code.

“Director” shall mean any member of the Board who is not an Employee.

“Dividend Equivalent” shall mean a right, granted to an Employee, Consultant or Director under Section 6(g), to receive cash, Common Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments.

“Effective Date” shall mean May 5, 2016.

“Employee” shall mean any employee of the Company or a Subsidiary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder.

“Fair Market Value” shall mean, as of any applicable date, the closing sales price for a Share on the New York Stock Exchange (or such other national securities exchange which constitutes the principal trading market for the Shares) for the applicable date as reported by such reporting service approved by the Committee; provided, however, that if Shares shall not have been quoted or traded on such applicable date, Fair Market Value shall be determined based on the last preceding date on which they were quoted or traded, or, if deemed appropriate by the Committee, in such other manner as it may determine to be appropriate, in accordance with the Non-Qualified Deferred Compensation Rules.  In the event the Common Stock is not publicly traded at the time a determination of its Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee, taking into account all factors the Committee deems appropriate, including without limitation the Non-Qualified Deferred Compensation Rules.

“Incentive Stock Option” or “ISO” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” under section 422 of the Code or any successor provision thereto.

“Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, thereafter to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but “Incumbent Director” shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the then Incumbent  Directors.

“Non-Qualified Deferred Compensation Rules” shall mean the limitations or requirements of section 409A of the Code and the guidance and regulations promulgated thereunder.

“Non-Qualified Stock Option” or “NQO” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean an Award granted under Section 6(i) of the Plan.

“Participant” shall mean any Employee, Consultant or Director who was granted an Award under the Plan that remains outstanding.

“Performance Award” shall mean any right granted under Section 6(c) of the Plan.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Phantom Shares” shall mean the right to receive Shares or cash equal to the Fair Market Value of such Shares, or any combination thereof, as determined by the Committee, at the end of a specified deferral period (which may or may not be coterminous with the Restricted Period of the Award), which is granted pursuant to Section 6(d) of the Plan.

“Prior Plan” shall mean the Huntsman Corporation Stock Incentive Plan, as amended and restated effective May 8, 2014.

“Qualified Member” shall mean a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Treasury regulation 1.162-27 under section 162(m) of the Code.

“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Stock” shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(b) of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SAR” shall mean a stock appreciation right granted under Section 6(e) of the Plan that entitles the holder to receive the excess of the Fair Market Value of a Share on the relevant date over the exercise price of such SAR, with the excess paid in cash and/or in Shares in the discretion of the Committee, subject to the limitation on cash payments in Section 4(d).

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Shares” or “Common Shares” or “Common Stock” shall mean the common stock of the Company, $0.01 par value, and such other securities or property as may become the subject of Awards under the Plan.

“Subsidiary” shall mean any entity (whether a corporation, partnership, joint venture, limited liability company or other entity) in which the Company owns a majority of the voting power of the entity directly or indirectly, and any other entity in which the Company has an economic interest that is designated by the Committee as a Subsidiary for purposes of the Plan, except (i) with respect to the grant of an ISO, in which case the term Subsidiary shall mean any “subsidiary corporation” of the Company as defined in section 424 of the Code, or (ii) in the case of Options or SARs that are intended to comply with Treasury regulation 1.409A-1(b)(5)(i), in which case the term Subsidiary shall mean an entity in a chain of entities in which each entity has a “controlling interest” in another entity in the chain, starting with the Company.

“Substitute Award” shall mean an Award granted pursuant to Section 6(h) of the Plan.

SECTION  3.    Administration.

The Plan shall be administered by the Committee.  A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:  (i) designate

Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (viii) amend any Award under the Plan as provided in Section 7(b); and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder and any other Person.  The Committee may, subject to any applicable law, regulatory, securities exchange or other similar restrictions, delegate to one or more officers of the Company the authority to grant Awards to Employees and Consultants who are not, and whose family members are not, subject to section 16(b) of the Exchange Act (for this purpose “family members” include the brothers or sisters (whether by whole or half blood), spouse, ancestors, or lineal descendants of the Employee or Consultant, and any spouse of any of the foregoing).  The Committee may impose such limitations and restrictions, in addition to any required limitations or restrictions, as the Committee may determine in its sole discretion.  Any Award granted pursuant to such a delegation shall be subject to all of the provisions of the Plan concerning such Award.

SECTION  4.       Shares Available for Awards.

(a)           Shares Available.

(i)            Share Pool.  Subject to adjustment as provided in Section 4(c), the number of Shares that may be issued with respect to Awards (including pursuant to the exercise of Incentive Stock Options) under the Plan shall be 8,225,000 Shares.  To the extent an Award has been or is settled with the delivery of Shares, such Shares shall not be available for issuance under future Awards under the Plan.  If an Award is surrendered, exchanged, forfeited, settled in cash or otherwise lapses, expires, terminates or is canceled without the actual delivery of Shares, including (i) Shares forfeited with respect to Restricted Stock, or (ii) the number of Shares withheld or surrendered in payment of any exercise or purchase price of an Award or taxes relating to Awards, then the Shares covered by such Award, to the extent of such surrender, exchange, forfeiture, expiration, lapse, termination, cancellation or payment in cash, shall again be Shares that may be issued with respect to Awards granted under the Plan. Notwithstanding the foregoing provisions, if any such Shares could not again be available for Awards to a particular Covered Employee under applicable law or regulation, such Shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

(ii)           Prior Plan.  Awards that are outstanding under the Prior Plan immediately prior to the Effective Date of this Plan (“Prior Plan Awards”) shall remain outstanding following the Effective Date in accordance with their terms; however, no new awards may be granted pursuant to the Prior Plan on or after the Effective Date. For the avoidance of doubt, all remaining available Shares under the Prior Plan that are not the subject of Prior Plan Awards will automatically and immediately cease to be available at the Effective Date of this Plan. With respect to Prior Plan Awards, in accordance with Section 4(a) of the Prior Plan, if such a Prior Plan Award, on or after the Effective Date, is surrendered, exchanged, forfeited, settled in cash or otherwise lapses, expires, terminates or is canceled without the actual delivery of Shares, including (A) Shares forfeited with respect to restricted stock awards, or (B) the number of Shares withheld or surrendered in payment of any exercise or purchase price of such Prior Plan Award or taxes relating to the Prior Plan Award, then the Shares covered by such Prior Plan Award, to the extent of such surrender, exchange, forfeiture, expiration, lapse, termination, cancellation or payment in cash, shall become Shares that may be issued with respect to Awards granted under this Plan.

(b)           Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or previously issued Shares reacquired by the Company, including Shares purchased on the open market.

(c)           Anti-dilution Adjustments.  With respect to any “equity restructuring” event (such as a stock dividend, stock split, reverse stock split or similar event with respect to Shares) that could result in an additional compensation expense to the Company pursuant to the provisions of the Financial Accounting Standards Board, Accounting Standards Codification, Topic 718—Stock Compensation, as the same may be amended or superseded from time to time (“ASC Topic 718”), if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Shares (or other securities or property) covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event.  With respect to any other similar event that would not result in an ASC Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event.  In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment to the maximum number and the type of Shares (or other securities or property) with respect to which Awards may be granted under the Plan after such event as provided in Section 4(a) and the individual participant annual grant limits with respect to Awards (other than dollar-denominated Awards) as provided in Section 4(d).  Any such adjustments pursuant to this Section 4(c) shall be evidenced by written addendums to the Plan and Award Agreements prepared by the Company and, with respect to Options, shall be in accordance with the Treasury regulations concerning Incentive Stock Options.

(d)           Individual Participant Limits.  Subject to adjustment as provided in Section 4(c), the maximum number of Share-denominated Awards that may be granted under the Plan to any individual during any calendar year during any part of which this Plan is in effect shall not relate to more than 3,000,000 shares of Common Stock.  The maximum amount of dollar-denominated Awards that may be granted to any individual during any calendar year may not exceed $15,000,000.

SECTION  5.       Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee.

SECTION  6.       Awards.

(a)           Options.  Subject to the provisions of the Plan, the Committee shall have the authority to determine Employees, Consultants and Directors to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option, including the applicable Restricted Period and/or performance objectives, if any, and the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)            Exercise Price.  The exercise price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but, except with respect to a Substitute Award, shall not be less than the Fair Market Value per Share on the effective date of such grant.

(ii)           Time and Method of Exercise.  The Committee shall determine and provide in the Award Agreement the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned by the Participant, a “cashless-broker” exercise (through procedures approved by the Company), other securities or other property, a note (to the extent permitted by applicable law), a withholding or “netting” of Shares from the Option if it is not an Incentive Stock Option, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.  The maximum term for an Option shall be 10 years.

(iii)          Incentive Stock Options.  An Incentive Stock Option may be granted only to an individual who is an employee of the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted and must be granted within 10 years from the date the Plan was approved by the Board or the stockholders of the Company, whichever is earlier.  To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, or such Options fail to constitute Incentive Stock Options for any reason, such purported Incentive Stock Options shall be treated as Non-Qualified Stock Options.  The

Committee shall determine, in accordance with applicable provisions of the Code, Treasury regulations and other administrative pronouncements, which of a Participant’s purported Incentive Stock Options do not constitute Incentive Stock Options and shall notify the Participant of such determination as soon as reasonably practicable after such determination.  No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.  An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.  The terms of any Incentive Stock Option granted under the Plan shall comply and be interpreted consistently in all respects with the provisions of section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

(iv)          Forfeiture.  An Incentive Stock Option may be granted only to an individual who is an employee of the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted and must be granted within 10 years from the date the Plan was approved by the Board or the stockholders of the Company, whichever is earlier.  To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, or such Options fail to constitute Incentive Stock Options for any reason, such purported Incentive Stock Options shall be treated as Non-Qualified Stock Options.  The Committee shall determine, in accordance with applicable provisions of the Code, Treasury regulations and other administrative pronouncements, which of a Participant’s purported Incentive Stock Options do not constitute Incentive Stock Options and shall notify the Participant of such determination as soon as reasonably practicable after such determination.  No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.  An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.  The terms of any Incentive Stock Option granted under the Plan shall comply and be interpreted consistently in all respects with the provisions of section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

(b)                                 Restricted Stock.  The Committee shall have the authority to grant Awards of Restricted Stock to Employees, Consultants and Directors upon such terms and conditions as the Committee may determine.

(i)                                     Terms and Conditions.  Each Restricted Stock Award shall be subject to the fulfillment during the Restricted Period of such conditions, including performance objectives, if any, as the Committee may specify at the date of grant, which conditions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee may determine.  During the Restricted Period, the Participant shall have such rights of ownership in or with respect to the Restricted Stock as set forth in the Award Agreement, subject to Section 6(b)(ii) below concerning dividends.

(ii)                                  Dividends.  Unless otherwise specified in the applicable Award Agreement, dividends and distributions made with respect to a share of Restricted Stock shall be held by the Company in a bookkeeping account for the Participant (credited either as cash (without interest) or as Phantom Shares), which account shall be subject to the same vesting and forfeiture restrictions as the share of Restricted Stock with respect to which such dividends and distributions are made.

(iii)                               Registration.  Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.  In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv)                              Forfeiture.  Unless otherwise specified in the applicable Award Agreement with respect to a Permitted Waiver Event, upon a Participant’s termination of service with the Company and its Subsidiaries during an applicable Restricted Period, all Restricted Stock subject to such Restricted Period shall be forfeited by the Participant and re-acquired by the Company.  Notwithstanding the foregoing, the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining forfeiture and other restrictions with respect to such Participant’s Restricted Stock if such termination of service is (x) due to the Participant’s death, disability, or retirement, or (y) an involuntary termination by the Company or Subsidiary other than for “cause,” or a termination by the Participant for a “good reason,” as such terms are defined in the Award Agreement or an employment or severance agreement with (or a plan of) the Company or a Subsidiary, (the foregoing collectively being a “Permitted Waiver Event”); provided, however, if the Award is to a Covered Employee and intended to qualify as “performance-based compensation” under section 162(m) of the Code, such waiver may be only upon a termination due to death or disability or a Change of Control of the Company or other event permitted under section 162(m) of the Code.

(v)                                 Transfer Restrictions.  During the Restricted Period, Restricted Stock will be subject to such limitations on transfer as necessary to comply with section 83 of the Code.

(c)                                  Performance Awards.  The Committee shall have the authority to determine the Employees, Consultants and Directors who shall receive a Performance Award, pursuant to which the right of such individual to receive a grant, or to exercise or receive settlement, of any Award available under this Plan, and the timing thereof, may be subject to performance objectives as specified by the Committee.  In addition, a Performance Award may be denominated as a cash amount at the time of grant and confer on the Participant the right to receive payment upon the achievement of such performance objectives during such Restricted Periods as the Committee shall establish with respect to the Award.

(i)                                     Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance objectives to be achieved during the applicable Restricted Period, the length of the Restricted Period, the number of Shares or the amount of cash subject to any Performance Award and the amount of any payment to be made upon achievement of the performance objectives applicable to any Performance Award.

(ii)                                  Performance Awards to Covered Employees.  If the Committee determines that a Performance Award to be granted to an Employee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the performance objectives for such Performance Award shall consist of one or more performance criteria set forth in Section 6(j)(viii) of this Plan. Performance objectives applicable to such a Performance Award shall be objective and shall otherwise meet the requirements of section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee resulting in the achievement of performance objectives be “substantially uncertain” at the time the Committee actually establishes the performance objectives.  Performance objectives shall be established not later than 90 days after the beginning of any Restricted Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.  The Committee may establish a Performance Award pool, which shall be an unfunded pool based upon the achievement of performance objectives related to one or more of the performance criteria set forth in Section 6(j)(viii) hereof, for purposes of measuring the performance of the Company in connection with such Performance Awards.  All determinations by the Committee with respect to Awards that are intended to constitute “performance-based compensation” within the meaning of section 162(m) of the Code shall be made in writing.  The Committee may not delegate any responsibility relating to such Performance Awards.

(iii)                               Payment of Performance Awards.  Performance Awards are earned as of the date the Committee determines the applicable performance objectives have been satisfied.  Performance Awards may be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum or in installments promptly as of or following the date the Committee determines the applicable performance objectives have been satisfied, in accordance with procedures established by the Committee with respect to such Award.  The Committee may exercise its discretion to reduce or increase the amounts payable under any Performance Awards, except with respect to Performance Awards to Covered Employees that are intended to qualify as “performance-based compensation” under section 162(m) of the Code, in which case, the Committee may, in its discretion, reduce the amount of settlement otherwise to be made in connection with such Performance Awards but may not exercise discretion to increase any such amount.

(iv)                              Forfeiture.  Unless otherwise specified in the applicable Award Agreement with respect to a Permitted Waiver Event, upon a Participant’s termination of service with the Company and its Subsidiaries during the applicable Restricted Period, whether voluntary or involuntary (and including without limitation termination on account of death, disability, or retirement), all Performance Awards shall be forfeited by the Participant.  However, the Committee may, when it finds that a waiver upon a Permitted Waiver Event would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Performance Award; provided, however, if the Award to a Covered Employee is intended to qualify as “performance-based compensation” under section 162(m) of the Code, such waiver may be only upon a termination due to death or disability or a Change of Control of the Company or other event permitted under section 162(m) of the Code.

(d)                                 Phantom Shares.  The Committee shall have the authority to grant Awards of Phantom Shares to Employees, Consultants and Directors upon such terms and conditions as the Committee may determine.

(i)                                     Terms and Conditions.  Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to the Fair Market Value of a specified number of Shares, or a combination thereof, to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including performance objectives, if any, as the Committee may specify at the date of grant.  The Participant shall not have any rights of ownership in or with respect to the Phantom Shares. Phantom Shares shall be earned upon the lapse of the Restricted Period and shall be settled upon expiration of a specified deferral period (which may or may not be coterminous with the Restricted Period).  The Committee shall cause the corresponding number of Shares to be issued or transferred, or shall cause the corresponding amount to be paid promptly thereafter.

(ii)                                  Dividend Equivalents.  Unless otherwise specified in the applicable Award Agreement, with respect to a Phantom Share, the economic equivalent of all dividends and other distributions paid on a Share during the Restricted Period shall be credited by the Company in a cash bookkeeping account (without interest) or in additional Phantom Shares, which account shall be subject to the same vesting and forfeiture restrictions as the related Phantom Share.

(iii)                               Forfeiture.  Unless otherwise provided in an applicable Award Agreement with respect to a Permitted Waiver Event, upon a Participant’s termination of service with the Company and its Subsidiaries during the applicable Restricted Period, all

Phantom Shares subject to such Restricted Period shall be forfeited by the Participant.  Notwithstanding the foregoing, the Committee may, when it finds that a waiver upon a Permitted Waiver Event would be in the best interests of the Company, waive in whole or in part any or all remaining forfeiture and other restrictions with respect to such Participant’s Phantom Shares; provided, however, if the Award to a Covered Employee is intended to qualify as “performance-based compensation” under section 162(m) of the Code, such waiver may be only upon a termination due to death or disability or a Change of Control of the Company or such other event permitted by section 162(m) of the Code.

(e)                                  SARs.  The Committee shall have the authority to determine the Employees, Consultants and Directors to whom SARs shall be granted, the number of SARs to be granted, the exercise price and the conditions and limitations applicable to the exercise of the SAR, including the applicable Restricted Period and/or performance objectives, if any, and the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.  SARs may be granted in tandem with or separately from an Option.

(i)                                     Exercise Price.  The exercise price per SAR shall be determined by the Committee at the time the SAR is granted, but, except with respect to a Substitute Award, shall not be less than the Fair Market Value per Share on the effective date of such grant.

(ii)                                  Time of Exercise.  The Committee shall determine and provide in the Award Agreement the time or times at which an SAR may be exercised in whole or in part.  The maximum term for an SAR shall be 10 years.

(iii)                               Method of Payment.  Unless provided in the Award Agreement, the Committee shall determine, in its discretion, whether the SAR shall be paid in cash, shares of Common Stock or a combination thereof.

(iv)                              Forfeiture.  Unless otherwise provided in an applicable Award Agreement with respect to a Permitted Waiver Event, upon a Participant’s termination of service with the Company and its Subsidiaries, whether voluntary or involuntary (and including without limitation termination on account of death, disability, or retirement), all such Participant’s SARs as to which the Restricted Period has not elapsed as of the date of termination shall be forfeited, and all such Participant’s SARs as to which the Restricted Period has elapsed as of the date of termination shall remain exercisable for the period of time set forth in the Award Agreement, after which time any such SARs which remain unexercised shall be forfeited.  However, the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to a Participant’s SARs.

(f)                                   Bonus Stock.  The Committee is authorized to grant Common Stock as a bonus, or to grant Common Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements,  provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Bonus Stock or other Awards are exempt from liability under section 16(b) of the Exchange

Act.  Bonus Stock or other Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.  In the case of any grant of Common Stock to an officer of the Company or any of its Subsidiaries in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(g)                                  Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to an Employee, Consultant or Director, entitling the Participant to receive cash, Common Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments.  Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award.  The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Common Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h)                                 Substitute Awards.  Awards may be granted under the Plan in substitution of similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Company or a Subsidiary of another entity or the assets of another entity.  Such Substitute Awards, if an Option or SAR, may have an exercise price less than the Fair Market Value of a Share on the date of such substitution, to the extent necessary to preserve the value of the award, and will become exercisable upon the lapse of the Restricted Period.  Such Substitute Awards, if Restricted Stock or Phantom Shares, shall be earned by the Participant, and promptly issued, transferred, or paid, upon the lapse of the Restricted Period or other specified deferral period.

(i)                                     Other Stock-Based Award.  The Committee may also grant to Employees, Consultants or Directors an Other Stock-Based Award, which shall consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan, which may include convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified Subsidiaries of the Company.  Subject to the terms of the Plan, the Committee shall determine the terms and conditions, including any vesting terms and/or performance objectives, of any such Other Stock-Based Award.  Cash awards, as an element of or supplemental to any other Award under this Plan, may also be granted pursuant to this Section 6(i).

(j)                                    General.

(i)                                     Award Agreements.  An Award Agreement may be delivered to each Participant to whom an Award is granted.  The terms of the Award Agreement shall be as determined by the Committee, so long as they are consistent with the Plan.

(ii)                                  Awards May Be Granted Separately or Together.  Subject to Section 7(a), Awards may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, or in substitution or exchange for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary.  Such additional, tandem and substitute or exchanged Awards may be granted at any time.  If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award.

(iii)                               Limits on Transfer of Awards.

(A)                               Except as provided in paragraph (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or if permissible under applicable law, by the Participant’s guardian or legal representative as determined by the Committee.

(B)                               Except as provided in paragraph (C) below or in a qualified domestic relations order, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant in any manner (whether for value or other consideration) other than by will or by the laws of descent and distribution, and any such purported prohibited assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary.

(C)                               To the extent specifically approved in writing by the Committee, an Award (other than an Incentive Stock Option) may be transferred to immediate family members or related family trusts, limited partnerships or similar family entities on such terms and conditions as the Committee may establish or approve.

(iv)                              Terms of Awards; Minimum Vesting.  The term of each Award shall be for such period as may be determined by the Committee, provided the term of an Option and SAR shall be limited as provided in Sections 6(a)(ii) and (iii) and Section 6(e)(ii), respectively.  The minimum vesting or forfeiture restriction period with respect to Awards that are Options, SARs or other Awards for which a Participant pays (or the value or amount payable under the Award is reduced by) an amount equal to or exceeding the Fair Market Value of the Stock determined as of the date of grant shall be one year, subject to the Committee’s authority pursuant to Sections 6(a)(iv), 6(b)(iv), 6(c)(iv), 6(d)(iii), 6(e)(iv), 6(j)(x), and 7 of the Plan in the event of a Participant’s termination of employment or service or upon the occurrence of certain events; provided, that the foregoing one-year minimum vesting or forfeiture restriction period shall not apply to the grant of any such Awards with respect to an aggregate number of Shares that does not exceed 5% of the total share pool specified in Section 4(a)(1) hereof.

(v)                                 Share Certificates.  All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the

Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(vi)                              Consideration for Grants.  Awards may be granted for no cash consideration or for such consideration as the Committee determines, including, without limitation, such minimal cash consideration as may be required by applicable law.

(vii)                           Delivery of Shares or other Securities and Payment by Participant of Consideration.  No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.  Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof, provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

(viii)                        Performance Criteria.  The Committee shall establish performance goals applicable to those Awards that are intended by the Committee to qualify as “performance-based compensation” as described in section 162(m)(4)(C) of the Code, where such goals are required in order to so comply.  Such performance goals shall be established based upon one or more of the following performance criteria: (A) earnings per share; (B) revenues; (C) cash flow; (D) cash flow returns; (E) free cash flow; (F) operating cash flow; (G) net cash flow; (H) working capital; (I) return on net assets; (J) return on assets; (K) return on investment; (L) return on capital; (M) return on equity; (N) economic value added; (O) gross margin; (P) contribution margin; (Q) operating margin; (R) net income; (S) pretax earnings; (T) pretax earnings before interest, depreciation and amortization (“EBITDA”); (U) pretax earnings after interest expense and before incentives, service fees, and extraordinary or special items; (V) operating income; (W) total stockholder return; (X) Share price; (Y) book value; (Z) enterprise value; (AA) debt reduction; (BB) costs or expenses; (CC) objective safety measures (including recordable incident rates and lost time incident rates); (DD) objective environmental measures (including gas releases); (EE) sales; (FF) market share; (GG) objective productivity measures; (HH) revenue or earnings per employee; (II) objective measures related to implementation or completion of significant projects or processes; (JJ) significant and objective strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; and (KK)

significant and objective individual criteria, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporation transactions.  Such goals (other than stock price and earnings per share) may be expressed in terms of the Company, a Subsidiary, department, division, business unit, or product, as determined by the Committee, and may be absolute, relative to one or more other companies, or relative to one or more indexes.  A performance goal need not be based upon an increase or positive result under a business criterion and may, for example, be based upon limiting economic losses or maintaining the status quo.  Which factor or factors to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Committee, in its sole discretion, at the time of grant.  To the extent consistent with section 162(m) of the Code with respect to Awards intended to constitute “performance-based compensation,” the Committee (A) shall appropriately adjust any evaluation of performance under a performance goal to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle, all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements; and (B) may appropriately adjust any evaluation of performance under a performance goal to exclude any of the following that occurs during the applicable performance period: (1) asset write-downs, (2) litigation, claims, judgments or settlements, (3) the effect of changes in tax law or other such laws or provisions affecting reported results, (4) accruals for reorganization and restructuring programs, or (5) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

(ix)                              Change of Control.  Unless otherwise provided for in an Award Agreement and subject to Section 6(j)(x) below, upon a Change of Control, all then-outstanding Awards shall vest in accordance with Section 6(j)(ix)(A) below, except to the extent that another Award meeting the requirements of Section 6(j)(ix)(B) (a “Replacement Award”) is provided to the Participant to replace such Award (the “Replaced Award”).

(A)                               Change of Control Vesting.  Upon a Change of Control, a Participant’s then-outstanding Awards that are not vested and (1) as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall become fully vested; or (2) as to which vesting depends upon the satisfaction of one or more performance objectives shall immediately vest and all performance objectives shall be calculated based on either, as determined by the Committee in its sole discretion, (a) actual performance against the stated performance objectives as of the date of the Change of Control or (b) deemed target performance pro-rated based on the number of days elapsed in the applicable performance period until the date of the Change of Control.

(B)          Replacement Awards.  An Award shall meet the conditions of this Section 6(j)(ix)(B) (and hence qualify as a Replacement Award) if: (1) it is of the same type as the Replaced Award (or, it is of a different type than the Replaced Award, provided that the Committee, as constituted immediately prior to the Change of Control, finds such type acceptable); (2) it has an intrinsic value at least equal to the value of the Replaced Award; (3) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control; (4) its terms and conditions comply with the terms of this Section 6(j)(ix)(B) set forth below; and (5) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 6(j)(ix)(B) are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options or stock appreciation rights by reference to either their intrinsic value or their fair value. Upon an involuntary termination of service of a Participant occurring at any time following the Change of Control, other than for cause, all Replacement Awards held by the Participant (a) as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall become fully vested; or (b) as to which vesting depends upon the satisfaction of one or more performance objectives shall immediately vest and all performance objectives shall be calculated based on either, as determined by the Committee in its sole discretion, (i) actual performance against the stated performance objectives as of the date of the Change of Control or (ii) deemed target performance pro-rated based on the number of days elapsed in the applicable performance period until the date of the Change of Control.

(x)           Unusual Transactions or Events.  In the event of any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other corporate transaction or event or any unusual or nonrecurring transactions or events (including without limitation a Change of Control) affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may take any one or more of the following actions (unless the discretion to take such action would cause an Award to a Covered Employee to not qualify as “performance-based compensation” under section 162(m) of the Code if intended to so qualify):

(A)          To provide for either (i) the termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or even the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (ii) the replacement of such Award with other rights or property of substantially equivalent value selected by the Committee in its sole discretion;

(B)          To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(C)          To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future, provided that, with respect to outstanding Awards such adjustments shall result in substantially equivalent value to the affected Participants; and

(D)          To provide that such Award shall be exercisable (within such period of time as the Committee may specify, for example, but not by way of limitation, in connection with a Change of Control, the Committee may specify that unexercised, vested Options or SARs terminate upon consummation of the Change of Control), or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement.

Notwithstanding the foregoing, with respect to an above event that is an “equity restructuring” event that would be subject to a compensation expense pursuant ASC Topic 718, the provisions in Section 4(c) shall control to the extent they are in conflict with the discretionary provisions of this Section 6(j)(x).

SECTION  7.    Amendment and Termination.

Except to the extent prohibited by applicable law:

(a)           Amendments to the Plan.  The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person (but stockholder approval will be required to the extent required by applicable law or listing requirements); provided, however, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would (i) increase the total number of Shares that may be issued under Awards (including ISOs) granted under the Plan, except as provided in Sections 4(c) and  6(j)(x) of the Plan, (ii) increase the class of individuals eligible to receive Awards under the Plan or (iii) materially increase the benefits available under the Plan.  In addition, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) and except as provided in Section 6(j)(x) of this Plan, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.  Notwithstanding the foregoing, without the consent of an affected Participant, no Board or Committee action pursuant to this Section 7(a) may materially or adversely affect the rights of such Participant under any previously granted and outstanding Award.

(b)           Amendments to Awards.  Subject to Section 7(a) above and any express restrictions in the Plan concerning the acceleration of the vesting of Awards, the Committee may accelerate or waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that, subject to Section 7(c) below, no change in any Award shall materially adversely affect the rights of a Participant under the Award without the consent of such Participant.  Notwithstanding the foregoing, and subject to Section 7(c) below, (i) with respect to any Award to a Covered Employee that is intended to qualify as “performance-based compensation” under section 162(m) of the Code, no adjustment shall be authorized to the extent such adjustment would cause the Award to fail to so qualify, and (ii) no acceleration of the terms of payment of any Award that provides for a deferral of compensation under the Non-Qualified Deferred Compensation Rules shall be authorized if such acceleration would subject a Participant to additional taxes under the Non-Qualified Deferred Compensation Rules.

(c)           Amendments to Preserve or Achieve Tax Treatment and Comply with Law.  Notwithstanding Section 7(b) above, the Board or the Committee may amend or alter any terms of any outstanding Award as it deems advisable in order to preserve or achieve its intended tax treatment or to comply with applicable law, provided that such amendments or alterations shall result in substantially equivalent value to the affected Participants.

(d)           Substantially Equivalent Value.  With respect to amendments, alterations, or adjustments of any Award, “substantially equivalent value” may be determined without consideration of any tax consequences of the amendment, alteration, or adjustment.

SECTION  8.    General Provisions.

(a)           No rights to Awards.  No Participant or other Person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

(b)           Tax Withholding.  The Company or any Subsidiary is authorized to withhold from any Award, from any payment due or transfer made under any Award (including from a distribution of Stock) or from any compensation or other amount owing to a Participant the amount (in cash, Shares, or other property) of any applicable taxes required to be withheld by the Company or Subsidiary in respect of the Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under the Award and to take such other action as may be necessary in the opinion of the Company or Subsidiary to satisfy all of its obligations for the payment of such taxes.  In addition, the Committee may provide, in an Award Agreement, that the Participant may direct the Company to satisfy such Participant’s tax withholding obligations through the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award; provided, that, in such case, the number of Shares that shall be so withheld shall be limited to the number of Shares having an aggregate Fair Market Value on the date of withholding equal to the aggregate amount of such tax withholding obligations determined based on the applicable minimum statutory tax withholding requirements (or, in the discretion of the Committee, the Fair Market Value of such Shares may exceed the minimum statutory withholding requirement but may not be greater than the maximum statutory withholding requirement; provided that the exercise of such discretion by the Committee would not cause an Award otherwise classified as an equity award under ASC Topic 718 to be classified as a liability award under ASC Topic 718).

(c)           No Right to Employment or Retention.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or under any other service contract with the Company or any Subsidiary, or to remain on the Board.  Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or terminate any contractual agreement or relationship with any Consultant, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, in any Award Agreement or any other agreement or contract between the Company or a Subsidiary and the affected Participant.  If a Participant’s employer ceases to be a Subsidiary, such Participant’s Award or Awards shall continue in full force and effect as if the Participant’s employer were still a Subsidiary, unless and until the Committee, within its discretion, adjusts the Participant’s Award or Awards in any of the manners described in Section 6(j)(x)(A) through (D).

(d)           Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

(e)           Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.  If such amendment or striking of such provision adversely affects the value of the Award, the Committee shall cause appropriate action to be taken to provide the affected Participant with substantially equivalent value to the Award in question.

(f)            Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award, permit the exercise of an Award and/or the satisfaction of its tax withholding obligation in the manner elected by the Participant, holder or beneficiary if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration, the manner of exercise or satisfaction of the tax withholding obligation might violate any applicable law or regulation, including without limitation, the Sarbanes-Oxley Act, or entitle the Company to recover the same under section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded or refused, as the case may be, to the relevant Participant, holder or beneficiary.  It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant) and, if any provision of this Plan or any Award    Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act.

(g)           No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Subsidiary. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(h)           Section 409A.  With respect to any Award that is subject to section 409A of the Code, notwithstanding anything in the Plan or the Award Agreement to the contrary such Award shall be construed as necessary to comply with section 409A of the Code, including, but not limited to, (i) compensation under such Award may not be distributed earlier than as permitted in section 409A(2) of the Code, (2) the time or schedule of payment of such Award may not be accelerated except as provided in the Treasury regulations under section 409A, and (3) no compensation under such Award may be deferred at the Participant’s election or by the Company except as permitted by Code section 409A.

(i)            No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(j)            Headings.  Headings are given to the Section and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k)           Undertakings of Certain Subsidiaries.  The Subsidiaries who otherwise agree to the terms of the Plan shall, upon request of the Company, fund the cash portion of any Award for a Participant who is an Employee or Consultant of such Subsidiary.

(l)            Clawback.  This Plan is subject to any written clawback policies the Company, with the approval of the Board, may adopt.  Any such policy may subject a Participant’s rights and benefits under this Plan to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy, adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules promulgated thereunder by the SEC, and that the Company determines should apply to this Plan.

SECTION  9.    Effective Date of Plan.

This Plan shall become effective as of the Effective Date, subject to approval by the stockholders of the Company.

SECTION  10.    Term of the Plan.

No Award shall be granted under this Plan prior to the date this Plan is approved by the stockholders of the Company.  If so approved, the Plan shall continue until the earliest of (i) May 5, 2026, (ii) the date the Board terminates the Plan, and (iii) the date Shares are no longer available for Awards under the Plan.  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.